EXHIBIT 99.1

NEWS RELEASE

Superior Uniform Group, Inc.

10055 Seminole Boulevard

Seminole, Florida 33772-2539

Telephone (727) 397-9611

Fax (727) 803-9623

Contact: Andrew D. Demott, Jr., CFO	FOR IMMEDIATE RELEASE
(727) 803-7135

SUPERIOR UNIFORM GROUP REPORTS SECOND QUARTER 2014 OPERATING RESULTS

●	Net Sales Increase 72.5%

●	Record Earnings Per Share (Diluted) of $0.57 for the Quarter compared to $0.23 in the Same Quarter of 2013

●	HPI Reports Net Sales of $17.6 million, an Increase of 93.6%

●	The Office Gurus Reports Net Sales Increase of 47.2%

SEMINOLE, Florida – July 23, 2014 - Superior Uniform Group, Inc. (NASDAQ: SGC), manufacturer of uniforms, career apparel and accessories, today announced that for the second quarter ended June 30, 2014, sales were $53.2 million, compared with 2013 second quarter sales of $30.9 million. Net earnings were $3.9 million, or $0.57 per share (diluted), compared with earnings of $1.4 million, or $0.23 per share (diluted), in the 2013 second quarter.

For the six months ended June 30, 2014, sales were $94.3 million, compared with sales of $61.8 million in the six months ended June 30, 2013. Net earnings for the six months ended June 30, 2014 were $5.1 million, or $0.75 per share (diluted), versus earnings of $2.7 million, or $0.43 per share (diluted), in the first six months of 2013.

Michael Benstock, chief executive officer, commented: “We are very pleased to report record earnings per share (diluted) in the current quarter of $0.57. Second quarter results exceeded our expectations, and we continue to be impressed by the strong performance of HPI since the acquisition in July 2013. HPI contributed $17.6 million to second quarter net sales in our Uniforms and Related Products segment. The balance of our Uniforms and Related Products segment contributed an increase in net sales of $4.2 million, or 14.3%. Our Uniforms and Related Products segment, including HPI, had shipments of significant new programs with both a transportation customer and a large supermarket customer, which combined accounted for over $7 million of our increase in net sales.

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“Obviously, several factors came together and were well aligned at the same time in order for us to deliver stellar results of this magnitude. While this level of earnings is not to be expected each quarter, our overall backlog in the Uniforms and Related Products segment remains very strong and we expect to continue to report strong earnings in this segment as we move forward.

“Our Remote Staffing Solutions segment continues to report meaningful growth in net sales as the market response has been very favorable to our service offerings and we believe there is room for us to continue to grow this business substantially.

“Our financial position remains very strong and coupled with an improving market position, we believe we can meet the demands of significant growth opportunities that lie ahead in all of our business segments.”

ABOUT SUPERIOR UNIFORM GROUP, INC.

Superior Uniform Group (NASDAQ:SGC), established in 1920, is one of America's foremost providers of fine uniforms and image apparel. Headquartered in Seminole, Fla., Superior Uniform Group manages award-winning uniform apparel programs for major corporations nationwide. Leaders in innovative uniform program design, global manufacturing, and state-of-the-art distribution, Superior Uniform Group helps companies achieve a more professional appearance and better communicate their brands - particularly those in healthcare, private security, retail, hospitality, transportation and food service industries.

The Company’s commitment to service, technology, quality and value-added benefits, as well as its financial strength and resources, support customers’ diverse needs while embracing a "Customer 1st, Every Time!" philosophy and culture. Superior Uniform Group primarily sells its products through its signature brands Fashion Seal Healthcare® and HPI Direct®. Superior Uniform Group is also the parent company for The Office Gurus®, its BPO and Contact Center vertical.  For more information, call (800) 727-8643 or visit www.superioruniformgroup.com.

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Statements contained in this press release which are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties, including without limitation, those identified in the Company’s SEC filings, which could cause actual results to differ from those projected.

Comparative figures are as follows:

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SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

THREE MONTHS ENDED JUNE 30,

(Unaudited)

	2014	2013

Net sales	$53,230,000	$30,854,000

Costs and expenses:
Cost of goods sold	34,224,000	19,676,000
Selling and administrative expenses	13,026,000	9,102,000
Interest expense	113,000	8,000
	47,363,000	28,786,000

Income before taxes on income	5,867,000	2,068,000
Income tax expense	1,960,000	630,000

Net income	$3,907,000	$1,438,000

Per Share Data:
Basic:
Net income	$0.59	$0.23

Diluted:
Net income	$0.57	$0.23

Cash dividends per common share	$0.135	$0.00

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SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

SIX MONTHS ENDED JUNE 30,

(Unaudited)

	2014	2013

Net sales	$94,257,000	$61,839,000

Costs and expenses:
Cost of goods sold	61,195,000	39,348,000
Selling and administrative expenses	25,109,000	18,659,000
Interest expense	208,000	15,000
	86,512,000	58,022,000

Income before taxes on income	7,745,000	3,817,000
Income tax expense	2,620,000	1,150,000

Net income	$5,125,000	$2,667,000

Per Share Data:
Basic:
Net income	$0.78	$0.44

Diluted:
Net income	$0.75	$0.43

Cash dividends per common share	$0.27	$0.00

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SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30, 2014 (Unaudited)	December 31, 2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,039,000	$5,316,000
Accounts receivable - trade	31,234,000	22,735,000
Accounts receivable - other	3,374,000	4,133,000
Prepaid expenses and other current assets	5,641,000	6,012,000
Inventories	57,273,000	49,486,000
TOTAL CURRENT ASSETS	102,561,000	87,682,000

PROPERTY, PLANT AND EQUIPMENT, NET	13,366,000	13,160,000
OTHER INTANGIBLE ASSETS, NET	17,320,000	18,353,000
GOODWILL	4,135,000	4,135,000
DEFERRED INCOME TAXES	1,795,000	2,009,000
OTHER ASSETS	165,000	155,000
	$139,342,000	$125,494,000

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$8,757,000	$8,363,000
Other current liabilities	5,350,000	7,768,000
Current portion of long term debt	2,250,000	1,750,000
TOTAL CURRENT LIABILITIES	16,357,000	17,881,000

LONG-TERM DEBT	34,775,000	24,500,000
LONG-TERM PENSION LIABILITY	3,460,000	3,617,000
ACQUISITION-RELATED CONTINGENT LIABILITY	6,870,000	6,806,000
OTHER LONG-TERM LIABILITIES	665,000	625,000
DEFERRED INCOME TAXES	160,000	130,000
SHAREHOLDERS' EQUITY	77,055,000	71,935,000
	$139,342,000	$125,494,000

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SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

SIX MONTHS ENDED JUNE 30,

(Unaudited)

	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$5,125,000	2,667,000
Adjustments to reconcile net income to net cash provided from (used in) operating activities:
Depreciation and amortization	1,887,000	709,000
Provision for bad debts - accounts receivable	92,000	51,000
Share-based compensation expense	955,000	618,000
Deferred income tax provision (benefit)	230,000	(651,000)
Gain on sales of property, plant and equipment	(67,000)	(12,000)
Accretion of acquisition-related contingent liability	64,000	-
Changes in assets and liabilities:
Accounts receivable - trade	(8,591,000)	(606,000)
Accounts receivable - other	759,000	(175,000)
Inventories	(7,787,000)	(253,000)
Prepaid expenses and other current assets	371,000	(392,000)
Other assets	(10,000)	15,000
Accounts payable	394,000	307,000
Other current liabilities	(2,521,000)	486,000
Pension liability	5,000	482,000
Other long-term liabilities	40,000	(36,000)

Net cash (used in) provided from operating activities	(9,054,000)	3,210,000

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(1,097,000)	(965,000)
Disposals of property, plant and equipment	104,000	14,000
Net cash used in investing activities	(993,000)	(951,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	35,337,000	14,560,000
Repayment of long-term debt	(24,562,000)	(9,560,000)
Payment of cash dividends	(1,695,000)	-
Proceeds received on exercise of stock options	685,000	140,000
Excess tax benefit from exercise of stock options	5,000	-

Net cash provided from financing activities	9,770,000	5,140,000

Net (decrease) increase in cash and cash equivalents	(277,000)	7,399,000

Cash and cash equivalents balance, beginning of year	5,316,000	3,554,000

Cash and cash equivalents balance, end of period	$5,039,000	$10,953,000

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